Consulting Agreement dated July 9, 1996 between Phase-Out of America,  Inc.
(the "Company") having an office at 140 Broadway, Lynbrook, New York 11563 and American Employer Services Corporation ("AESC"), having an address at 6800 Jericho Turnpike Suite 214E, Syosset, NY 11791.

          WHEREAS, the Company has effected a private placement of $500,000 of securities (the "Placement") for the Company pursuant to that certain Securities Purchase Agreement dated of even date hereof between the Company and certain persons denominated "Buyers" therein;

          WHEREAS, the Company wishes to retain AESC on the terms and conditions hereinafter stated;

          NOW, THEREFORE, the parties agree as follows:

          1. The Company hereby engages AESC to render consulting services to it commencing on the first day of the first month commencing after the closing date of the Placement. The consulting services for the Company shall include advice and assistance with respect to the Company's capital structure, cash management and financing alternatives and business development, including marketing.

          2. The Company shall pay AESC (a) at the rate of $30,000 per annum during 1996 and (b) at the rate of $60,000 per annum during 1997 and thereafter, provided that such fees shall be accrued and not paid until the Company is profitable. Subject to the foregoing, such fees shall be paid monthly on the last business day of each month.

          3. AESC shall also be entitled to reimbursement of expenses incurred in connection with the performance of services hereunder in accordance with policies established by the Company.

          4. Consultant shall render services hereunder on a non exclusive basis.

          5. This Agreement shall have a term of five years.

          6. This Agreement (i) constitutes the entire agreement between the parties with respect to its subject matter, (ii) shall be governed by the laws of the State of New York applicable to agreements made and to be wholly performed in the State of New York, and (iii) may be changed only by a document signed by both parties.

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          IN WITNESS WHEREOF, the parties  have  duly executed this Agreement as of the date first above stated.

          PHASE-OUT of America, Inc.

          By: /s/ ILLEGIBLE
             --------------

                                                      American Employer Services
                                                      Corporation
                                                      /s/ Burton A. Goldstein
                                                      -----------------------
                                                      By: Burton A. Goldstein